UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

May 2, 2022

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 14, 2022, at 10:30 a.m., Eastern Time. As part of our precautions regarding COVID-19, this year’s Annual Meeting of Shareholders will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting of Shareholders, vote your shares electronically and submit questions during the meeting at www.cesonlineservices.com/mfin22_vm. In order to attend the Annual Meeting, you must register before 10:30 a.m. Eastern Time on June 13, 2022 at www.cesonlineservices.com/mfin22_vm. You will not be able to attend the Annual Meeting of Shareholders in person. The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. Online check-in for pre-registered shareholders will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Additional information regarding attending the Annual Meeting, voting your shares, business to be conducted at the meeting and submitting questions can be found in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote over the Internet, by telephone or by mailing a completed proxy card as an alternative to voting at the meeting. Voting by one of these methods will ensure that your shares will be represented at the Annual Meeting.

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD June 14, 2022

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 14, 2022 at 10:30 a.m., Eastern Time, via live webcast at www.cesonlineservices.com/mfin22_vm to consider and act upon the following matters:

1.	To elect three directors to serve until the 2025 Annual Meeting of Shareholders;

2.	To ratify the selection of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2022;

3.	To vote on a non-binding advisory resolution to approve the 2021 compensation of the Company’s named executive officers, as described in the accompanying proxy statement;

4.	To approve an amendment to our 2018 Equity Incentive Plan, to increase the number of shares of our common stock authorized for issuance thereunder by 3,500,000 shares; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 22, 2022 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting on a reasonably accessible electronic network and the information required to access such list will be provided with the notice of the meeting. All shareholders are cordially invited to attend the Annual Meeting.

The proxy statement and 2021 Annual Report to shareholders are available at: www.okapivote.com/MFIN

By Order of the Board of Directors,

MARISA T. SILVERMAN

Secretary

New York, New York

May 2, 2022

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD YOU RECEIVED IN THE MAIL. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING VIRTUALLY?” ON PAGES 3 AND 5 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING VIRTUALLY AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING AT THE MEETING.

2022 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 14, 2022

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 14, 2022 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:30 a.m. Eastern Time at via live webcast at www.cesonlineservices.com/mfin22_vm. In order to attend the Annual Meeting, you must register before 10:30 a.m. Eastern Time on June 13, 2022 at www.cesonlineservices.com/mfin22_vm. The date of the mailing of this proxy statement and accompanying proxy is on or about May 2, 2022. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, by participating virtually at the meeting or by proxy, of a majority of the shares of common stock outstanding on April 22, 2022 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company, LLC and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR each of the Board of Directors’ nominees;

(ii)	FOR the ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2022;

(iii)	FOR the approval of a non-binding advisory resolution to approve the 2021 compensation of the Company’s named executive officers, as described in this proxy statement;

(v)	FOR the approval of an amendment to our 2018 Equity Incentive Plan, to increase the number of shares of our common stock authorized for issuance thereunder by 3,500,000 shares; and

(vi)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting virtually and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

VOTING SECURITIES AND VOTES REQUIRED

On April 22, 2022, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 25,506,630 shares of our common stock, $0.01 par value per share, or Common Stock, were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence at the meeting, by participating in the virtual meeting or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of the votes cast is required for all other matters, except with respect to the ratification of Mazars as our independent registered public accounting firm, in the absence of any instructions from you, if you hold your shares in street name, your broker may not vote your shares for you. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY IS THIS YEAR’S ANNUAL MEETING BEING HELD AS A VIRTUAL-ONLY MEETING?

A:

This year’s Annual Meeting is being held as a virtual-only meeting due to the ongoing public health impact of the ongoing COVID-19 pandemic and to support the health and well-being of our shareholders, employees and community members. Holding the Annual Meeting as a virtual-only meeting allows us to reach the broadest number of shareholders while maintaining our commitment to health and safety.

Q.	HOW CAN I ATTEND THE ANNUAL MEETING VIRTUALLY?

A.

In order to attend the Annual Meeting, you must register before 10:30 a.m. Eastern Time on June 13, 2022 at www.cesonlineservices.com/mfin22_vm. After registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting at www.cesonlineservices.com/mfin22_vm. The meeting webcast will begin promptly at 10:30 a.m. Eastern Time. Online check-in for pre-registered shareholders will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please refer to the technical support information contained in the reminder email you receive the night before the meeting.

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place virtually on June 14, 2022. As a shareholder, you are invited to attend the Annual Meeting virtually and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2021 Annual Report, including our 2021 consolidated financial statements, is also enclosed.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are four matters scheduled to be voted on at the Annual Meeting:

(i)	The election of three directors to serve until the 2025 Annual Meeting of Shareholders;

(ii)	The ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2022;

(iii)	The approval of a non-binding advisory resolution to approve the 2021 compensation of the Company’s named executive officers, as described in this proxy statement; and

(iv)	The approval of an amendment to our 2018 Equity Incentive Plan, to increase the number of shares of Common Stock authorized for issuance thereunder by 3,500,000 shares.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares:

(i)	FOR each of the Board of Directors’ nominees;

(ii)	FOR the ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2022;

(iii)	FOR the approval of a non-binding advisory resolution to approve the 2021 compensation of the Company’s named executive officers, as described in this proxy statement; and

(iv)	FOR the approval of an amendment to our 2018 Equity Incentive Plan, to increase the number of shares of Common Stock authorized for issuance thereunder by 3,500,000 shares.

Q:	WHAT SHARES CAN I VOTE?

A:

All shares owned by you as of the close of business on April 22, 2022, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote online at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES ONLINE AT THE MEETING?

A:

Shares held directly in your name as the shareholder of record may be voted at the Annual Meeting. During the meeting, you may vote online by using the ‘Shareholder Ballot’ link located on the meeting website.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING VIRUTALLY, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD IN STREET NAME MAY BE VOTED ONLINE BY YOU ONLY IF YOU

OBTAIN A SIGNED PROXY, IN PDF OR IMAGE (GIF, JPG, OR PNG) FILE FORMAT, FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES AND PRESENTING IT WITH YOUR ONLINE BALLOT DURING THE MEETING.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING VIRTUALLY?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without virtually attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described in “HOW ARE VOTES COUNTED?” below.

For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer.

Registered shareholders with shares registered directly in their names with our transfer agent, American Stock Transfer & Trust Company, LLC, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with American Stock Transfer & Trust Company, LLC, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting virtually.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Q:	CAN I CHANGE MY VOTE?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219 or by attending the Annual Meeting virtually and voting online. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you vote online at the meeting. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:

The quorum requirement for holding the meeting and transacting business is the presence by participating in the virtual Annual Meeting or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received instructions from the beneficial owner to vote on a particular matter, and (2) the broker lacks discretionary power to vote such shares with respect to such matter. Of the proposals to be voted at the Annual Meeting, only the vote with respect to the ratification of Mazars as our independent registered public accounting firm is considered “routine,” and thus if you hold your shares in street name, your broker may vote your shares for you absence any other instructions from you.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:

Approval of the director nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:

We will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the Commission, on or before June 21, 2022. The Form 8-K will be available on the “Investor Relations” section of our website at www.medallion.com and on the Commission’s website at www.sec.gov.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:

Each share of our Common Stock outstanding as of the close of business on April 22, 2022, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately 25,506,630 shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:

We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained Okapi Partners LLC to act as a proxy solicitor for a fee of approximately $20,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 22, 2022, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 22, 2022 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2) Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,777,668	6.96%

Andrew M. Murstein(3) President, Chief Operating Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	2,314,746	9.01%

Larry D. Hall(4) Former Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	119,573	*

Donald S. Poulton(5) Chief Executive Officer and President of Medallion Bank c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	205,438	*

Alexander S. Travis(6) President of Medallion Capital, Inc. c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	38,021	*

John Everets(7) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	102,421	*

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Cynthia A. Hallenbeck(8) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	10,831	*

Brent O. Hatch(9) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	3,436	*

Frederick A. Menowitz(10) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	52,465	*

Robert M. Meyer(11) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	3,536	*

David L. Rudnick(12) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	259,365	1.02%

Allan J. Tanenbaum(13) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	66,987	*

All executive officers and directors as a group (16 persons)(14)	5,226,340	20.12%

KORR Acquisitions Group, Inc.(15) Suite 305, 1400 Old Country Road Westbury, NY 11590	1,412,984	5.54%

*	Less than 1.0%
(1)

Applicable percentage of ownership is based on 25,506,630 shares of Common Stock outstanding as of April 22, 2022 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Includes 1,358,300 shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 175,647 shares of Common Stock owned by Mr. Murstein directly, 117,660 shares of Common Stock owned by the Aileen J. Murstein Family 2012 Trust, of which Mr. Murstein is the grantor and Mr. Murstein’s spouse is a co-trustee and the beneficiary, 5,000 shares of Common Stock owned by Mr. Murstein’s spouse, 68,430 shares of restricted Common Stock owned by Mr. Murstein directly and 52,631 shares of Common Stock issuable upon the exercise of options. Does not include 50,934 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 22, 2022.
(3)

Includes 1,481,863 shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, 416,592 shares held by Mr. Murstein directly, 245,918 shares of restricted Common Stock owned by Mr. Murstein directly and 170,373 shares of Common Stock issuable upon the exercise of options. Does not include 178,376 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 22, 2022.

(4)	Includes 119,573 shares of Common Stock owned by Larry D. Hall directly.
(5)

Includes 90,034 shares of Common Stock owned by Donald S. Poulton directly, 72,311 shares of restricted Common Stock owned by Mr. Poulton directly and 43,093 shares of Common Stock issuable upon the exercise of options. Does not include 51,940 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 22, 2022.

(6)

Includes 6,353 shares of Common Stock owned by Alexander S. Travis directly, 18,462 shares of restricted Common Stock owned by Mr. Travis directly and 13,206 shares of Common Stock issuable upon the exercise of options. Does not include 13,515 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 22, 2022.

(7)

Includes 70,000 shares of Common Stock owned by John Everets directly, 5,000 shares of Common Stock held by Arcturus Capital, of which Mr. Everets is a 50% owner, 11,333 shares of Common Stock issuable upon the exercise of options, 13,243 shares of Common Stock represented by vested restricted stock units and issuable upon the settlement of such restricted stock units upon a termination of Mr. Everets’ service and 2,845 shares of Common Stock represented by restricted stock units that will vest within 60 days of April 22, 2022 and issuable upon the settlement of such restricted stock units upon a termination of Mr. Everets’ service.

(8)

Includes 7,986 shares of Common Stock represented by vested restricted stock units and issuable upon the settlement of such restricted stock units upon termination of Ms. Hallenbeck’s service and 2,845 shares of Common Stock represented by restricted stock units that will vest within 60 days of April 22, 2022 and issuable upon the settlement of such restricted stock units upon a termination of Ms. Hallenbeck’s service.

(9)

Includes 2,753 shares of Common Stock owned by Brent O. Hatch directly and 683 shares of Common Stock represented by restricted stock units that will vest and issuable upon the settlement thereof within 60 days of April 22, 2022.

(10)

Includes 28,620 shares of Common Stock owned by Frederick A. Menowitz directly, 21,000 shares of Common Stock issuable upon the exercise of options and 2,845 shares of Common Stock represented by restricted stock units that will vest and issuable upon the settlement thereof within 60 days of April 22, 2022.

(11)

Includes 2,853 shares of Common Stock owned by Robert M. Meyer directly and 683 shares of Common Stock represented by restricted stock units that will vest within 60 days of April 22, 2022 and issuable upon the settlement of such restricted stock units upon termination of Mr. Meyer’s service.

(12)

Includes 8,424 shares of Common Stock owned by David L. Rudnick directly, 213,853 shares of Common Stock held by Alliance Bernstein in a Roth Individual Retirement Account for the benefit of Mr. Rudnick, 21,000 shares of Common Stock issuable upon the exercise of options, 13,243 shares of Common Stock represented by vested restricted stock units and issuable upon the settlement of such restricted stock units upon a termination of Mr. Rudnick’s service and 2,845 shares of Common Stock represented by restricted stock units that will vest within 60 days of April 22, 2022 and issuable upon the settlement of such restricted stock units upon a termination of Mr. Rudnick’s service.

(13)

Includes 44,566 shares of Common Stock owned by the AJT Family Gift Trust, of which Mr. Tanenbaum’s spouse and son are co-trustees and his children are the beneficiaries upon the death of Mr. Tanenbaum’s spouse, 6,333 shares of Common Stock issuable upon the exercise of options, 13,243 shares of Common Stock represented by vested restricted stock units and issuable upon the settlement of such restricted stock units upon a termination of Mr. Tanenbaum’s service, and 2,845 shares of Common Stock represented by restricted stock units that will vest within 60 days of April 22, 2022 and issuable upon settlement of such restricted stock units upon a termination of Mr. Tanenbaum’s service.

(14)

Includes 4,268,252 shares of Common Stock, 490,801 shares of restricted Common Stock, 403,981 shares of Common Stock issuable upon the exercise of options, 47,715 shares of Common Stock represented by vested restricted stock units and issuable upon the settlement of such restricted stock units upon a termination of the applicable individual’s service with the Company, 12,063 shares of Common Stock represented by restricted stock units that will vest within 60 days of April 22, 2022 and issuable upon the settlement of such restricted stock units upon a termination of the applicable individual’s service with the Company and 3,528 shares of Common Stock represented by restricted stock units that will vest and issuable upon the settlement thereof within 60 days of April 22, 2022. Does not include 344,353 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 22, 2022.

(15)

Based on information set forth in a Schedule 13D Amendment filed with the Commission on January 19, 2022 by KORR Acquisitions Group, Inc. and the other reporting persons (“KORR”). In the Schedule 13D, KORR reported that KORR Value, L.P. (“KORR Value”) had sole voting and dispositive power with respect to 1,226,100 shares. Such shares are deemed to be beneficially owned by KORR Acquisitions Group, Inc., its general partner, and by Kenneth Orr, the Chief Executive Officer and Chief Investment Officer of KORR Acquisitions Group, Inc. In addition, in the Schedule 13D, KORR reported that (i) David Orr had sole voting and dispositive power with respect to 95,782 shares (including 13,000 shares subject to listed call options) and (ii) Jonathan Orr had sole voting and dispositive power with respect to 91,102 shares.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. Elections for Class II directors will be held at the Annual Meeting on June 14, 2022. Class I directors were last elected at the annual meeting of shareholders held on June 17, 2021 and will stand for election in 2024. Class III directors were last elected at the annual meeting of shareholders held on June 19, 2020 and will stand for election in 2023.

The Board of Directors has nominated Andrew M. Murstein, Brent O. Hatch and Allan Tanenbaum for election as Class II directors for a three-year term until the annual meeting of shareholders in 2025. Messrs. Murstein, Hatch and Tanenbaum each presently serves as a director and has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND MARISA T. SILVERMAN, WILL VOTE TO ELECT MESSRS. MURSTEIN, HATCH AND TANENBAUM AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS II DIRECTORS UNTIL

THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Andrew M. Murstein	57	Director	Director since 1997
Brent O. Hatch	63	Director	Director since 2022
Allan J. Tanenbaum	75	Director	Director since 2017

Non-Independent Director

Andrew M. Murstein has served as our President since our inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein previously served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Mr. Murstein currently serves on the board of the public benefit corporation Javits Center in New York City. Andrew Murstein is the son of our Chairman and Chief Executive Officer, Alvin Murstein, and the son-in law of David Rudnick, one of our directors. Mr. Murstein brings to our Board of Directors over 30 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our company and its business, having served as our President since our inception in 1995 and on our Board of Directors since 1997.

Independent Directors

Brent O. Hatch has served as our director, including as our Lead Independent Director, since May 1, 2022. Mr. Hatch also currently serves as a member of the Board of Directors and the Audit Committee of our subsidiary Medallion Bank and has served in such roles since 2003. Mr. Hatch is the founder of the law firm of Hatch Law Group, PC and has been employed there and its predecessor firm since 1993, where he litigates complex commercial matters and advises corporations on significant transactions. Mr. Hatch brings extensive legal experience, having founded a law firm in Utah and having previously served in the White House as Associate Counsel to President George H.W. Bush, Deputy Assistant Attorney General at the U.S. Department of Justice and General Counsel at the National Endowment for the Humanities. Mr. Hatch clerked for the Honorable Robert H. Bork of the U.S. Court of Appeals for the District of Columbia Circuit. He is also a Director and Treasurer of the Federalist Society. Mr. Hatch holds a bachelor’s degree from Brigham Young University and a J.D. from Columbia Law School. Mr. Hatch’s legal background and other commercial experience provide our Board of Directors with valuable legal experience, including regarding regulatory and transaction matters, and further provides financial expertise.

Allan J. Tanenbaum has served as our director since October 2017. Mr. Tanenbaum has been Of Counsel to Taylor English, an Atlanta-based law firm, since September 2014 and General Counsel and Managing Director of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 31, 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta, Georgia law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. He currently serves as a director of Designer Brands Inc. Mr. Tanenbaum’s legal background and services as general counsel of a public company provide our Board of Directors with valuable board governance experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” MESSRS. MURSTEIN, HATCH AND TANENBAUM AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of Mazars USA LLP, or Mazars, as our independent registered public accounting firm for the fiscal year ending December 31, 2022. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Mazars has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of Mazars are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Mazars for professional services rendered for the fiscal years ended December 31, 2021 and December 31, 2020:

Fee Category	Fiscal 2021 Fees	Fiscal 2020 Fees
Audit Fees	$767,333	$779,954
Audit-Related Fees	—	—
Tax Fees	225,500	193,050
All Other Fees	31,721	51,680

Total Fees	$1,024,554	$1,024,684

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    There were no fees billed to us by Mazars for the fiscal years ended December 31, 2021 and December 31, 2020 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services include work related to regulatory matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, Robert M. Meyer, the authority to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm so long as such approval is ratified by the Audit Committee in a timely manner. All fees for services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of three independent directors selected by the Board of Directors who meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that Robert M. Meyer, Cynthia A. Hallenbeck and Brent O. Hatch are each an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, Mazars USA LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountants’ independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Robert M. Meyer, Chairman

Cynthia A. Hallenbeck, Director

Frederick A. Menowitz, Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAZARS USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote on the 2021 compensation of our named executive officers, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This vote gives shareholders the opportunity to convey their views regarding our overall executive compensation programs and policies more broadly. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. The principles of our executive compensation program are intended to encourage good governance, protect and promote shareholder interests and further align the interests of our executives with those of the Company, as discussed further in the Compensation Discussion and Analysis on page 38.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the 2021 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently hold our “say-on-pay” vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of “say-on-pay” votes at least every six years. The next advisory vote on the frequency of the “say-on-pay” vote will occur no later than 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT NO. 2 TO OUR 2018 EQUITY INCENTIVE PLAN

On April 26, 2022, the Board of Directors, upon the recommendation of the Compensation Committee (the “Compensation Committee”), unanimously approved Amendment No. 2 to the 2018 Equity Incentive Plan (the “Plan Amendment”), subject to shareholder approval, to increase the number of shares of Common Stock authorized for issuance under the 2018 Equity Incentive Plan (as amended, the “2018 Plan”) by 3,500,000 shares, from 2,210,968 to 5,710,968 (subject to adjustment for stock splits, stock dividends and similar events). Based on the number of shares remaining available for issuance on April 22, 2022, there will be 3,525,996 of shares of Common Stock available for issuance following the Plan Amendment.

The full text of the proposed Plan Amendment is set out in Annex A to this proxy statement.

Reasons for the Plan Amendment

The purpose of the Plan Amendment is to ensure an adequate reserve of shares available for issuance under the 2018 Plan in order to enable the Company to continue to attract, retain, motivate and reward certain employees, officers, directors, and consultants whose services are considered valuable, and to promote the creation of long-term value for shareholders of the Company by closely aligning the interests of such key personnel with those of such shareholders. The Board of Directors believes that the number of shares of Common Stock subject to the 2018 Plan remaining available is insufficient to achieve the purpose of the 2018 Plan and, therefore, believes that the proposed Plan Amendment is necessary to increase the number of shares of Common Stock available under the 2018 Plan.

Factors Considered by the Board in Approving the Plan Amendment

In setting the proposed number of shares reserved and issuable under the 2018 Plan, the Compensation Committee and the Board considered a number of factors, which included the following:

•

The Company’s three-year average burn rate. Our three-year average burn rate was 2.63% for fiscal year 2019 through fiscal year 2021 and our one-year burn rate for fiscal year 2021 was 2.35%. We define burn rate as the total number of full value shares (i.e., restricted stock awards and restricted stock units) and the total number of stock options granted to participants over one fiscal year expressed as a percent of the fully diluted weighted average common shares outstanding. We average our burn rate over a three-fiscal year period to determine our three-year average burn rate. We believe our historical burn rates are reasonable for a company of our size in our industry.

•

Duration that shares available for issuance under the 2018 Plan are expected to last. Based on the requested number of additional shares to be reserved under the 2018 Plan and shares currently remaining available for future grant under the 2018 Plan and on our three-year average burn rate, we expect that the share reserve will cover awards for approximately 5 years. We believe the expected life of the share reserve is reasonable and will ensure sufficient funding for equity awards for a significant number of years.

•

Expected potential dilution. The potential dilution under our prior plans (including the 2018 Plan prior to the Plan Amendment) was 7.0%. The Plan Amendment will increase potential dilution by 10.5 percentage points. Therefore, as of the record date, the total potential dilution with the shares requested for the 2018 Plan would approximate 17.5% in total. We define potential dilution as the sum of the total number of (i) outstanding full value share grants, (i.e., awards other than stock options and stock appreciation rights (“SARs”)), (ii) outstanding stock options and (iii) shares of common stock available for future grants under the 2018 Plan, expressed as a percentage of the fully diluted common shares outstanding. We believe that the expected potential dilution that will result from the 2018 Plan is reasonable for a Company of our size in our industry.

•

Other considerations. In approving the Plan Amendment and the number of additional shares reserved for issuance thereunder, the Compensation Committee and Board of Directors also considered our long-term incentive pay strategy of emphasizing equity grants to executives and directors to align their interests to those of our shareholders, our director compensation and also reviewed an analysis of equity grant practices for our industry peer group provided by our independent compensation consultant.

Information on Equity Compensation Plans as of March 31, 2022

The information included in this Proxy Statement and our 2021 Annual Report is updated by the following information regarding all existing equity compensation plans as of March 31, 2022:

Total number of stock options outstanding(1)	1,083,712
Weighted-average exercise price of stock options outstanding	6.54
Weighted-average remaining duration of stock options outstanding	7.8 years
Total number of full value awards outstanding (includes restricted stock, restricted stock units (“RSUs”) and performance share awards (“PSAs”)(2)	809,942
Shares available for grant under the 2018 Plan(3)	25,996
Total shares of common stock outstanding as of the record date	25,506,630

(1)	No stock appreciation rights were outstanding as of March 31, 2022.
(2)	The number of shares of outstanding PSAs assumes performance at the maximum performance level.
(3)	The number of shares remaining available for future grant under the 2018 Plan reflects PSAs at maximum payout.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2018 Plan. This will provide us with the ability to grant more awards than are currently available under the 2018 Plan to eligible recipients including employees, directors, consultants and advisors.

Key Plan Features

We are committed to sound corporate governance and to incorporating best practices in our equity compensation programs. Some key features of the 2018 Plan reflecting these principles are summarized below:

•

Available shares. The 2018 Plan (subject to the approval of the Plan Amendment) authorizes an aggregate of an additional 3,500,000 shares for grant, subject to anti-dilution adjustments upon the occurrence of significant corporate events.

•	No repricing or cash buyouts of stock options or SARs. The 2018 Plan does not permit the repricing or cash buyouts of stock options or SARs without shareholder approval

•	No discounted options or SARs. No awards of stock options or SARs will be granted under the 2018 Plan with an exercise price of less than fair market value of our common stock on the date of grant.

•	No “evergreen” provision. The 2018 Plan does not include an “evergreen” feature, which would allow the number of shares available for issuance under the 2018 Plan to be automatically replenished.

•	Dividends/dividend equivalents subject to vesting. Dividends and dividend equivalents payable with respect to 2018 Plan awards will be subject to the same vesting terms as the related award.

•	Awards subject to clawback policy. Awards under the 2018 Plan are expressly subject to our clawback policy.

Summary of the 2018 Equity Incentive Plan, as amended by the Plan Amendment

The following is a summary of certain material features of the 2018 Plan. The following summary of the 2018 Plan does not purport to be a complete description of all of the provisions of the 2018 Plan. It is qualified in its entirety by reference to the complete text of the 2018 Plan (which can be found on Annex A to the Company’s proxy statement filed with the Commission on April 30, 2018), as amended by Amendment to the 2018 Plan (which can be found on Annex A to the Company’s proxy statement filed with the Commission on April 28, 2020).

Introduction.    The Board of Directors adopted the 2018 Plan on April 25, 2018, which was approved by our shareholders on June 15, 2018. On April 22, 2020, the Board of Directors approved an amendment to the 2018 Plan to increase the number of shares of the Common Stock authorized for issuance thereunder by an additional 710,715 shares, to an aggregate of 2,210,968 shares of Common Stock, which was approved by the Company’s shareholders on June 19, 2020. On April 26, 2022, the Board of Directors adopted, subject to shareholder approval, the Plan Amendment to provide the issuance of 3,500,000 additional shares of Common Stock under the 2018 Plan. The 2018 Plan authorizes the grant of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, and other awards that may be settled in or based upon our Common Stock.

Purpose.    The purpose of the 2018 Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our Common Stock or be paid incentive compensation measured by reference to the value of our Common Stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our shareholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of shareholder value.

Plan Administration.    The 2018 Plan is administered by the Compensation Committee. The Compensation Committee has the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and makes all decisions and determinations as deemed necessary or advisable for the administration of the 2018 Plan. The Compensation Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2018 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the Compensation Committee. The Compensation Committee’s actions will be final, conclusive and binding.

Authorized Stock.    Under the 2018 Plan, shareholders authorized awards of up to 1,000,000 shares of Common Stock, plus the aggregate number of shares of Common Stock available for issuance (other than any shares subject to outstanding awards) under the previous 2015 Employee Restricted Stock Plan and 2015 Non-Employee Director Stock Option Plan (each as amended and restated) immediately prior to our 2018 Annual Meeting, both of which have been replaced by the 2018 Plan. On April 22, 2020, the Board of Directors approved an amendment to the 2018 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 710,715 shares, to an aggregate of 2,210,968 shares of Common Stock, which was approved by the Company’s stockholders on June 19, 2020. On April 26, 2022, the Board of Directors adopted, subject to shareholder approval, the Plan Amendment, and if the Plan Amendment is approved by our shareholders, an additional 3,500,000 shares will be added to this share pool. The number of shares of Common Stock reserved and available for issuance under the 2018 Plan is subject to adjustment, as described below. Common Stock issued under the 2018 Plan may consist of authorized but unissued stock or previously issued Common Stock. Common Stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2018 Plan. However, Common Stock not issued or delivered as a result of the net settlement of an outstanding award,

Common Stock used to pay the exercise price or satisfy withholding taxes related to an outstanding award or Common Stock repurchased on the open market with the proceeds of the option exercise price will not be again available for issuance or delivery under the 2018 Plan.

Types of Awards.    The types of awards that may be available under the 2018 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by the Compensation Committee in its sole discretion, subject to certain limitations provided in the 2018 Plan. Each award granted under the 2018 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Non-qualified Stock Options.    A non-qualified stock option is an option that is not an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our Common Stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by the Compensation Committee on the grant date. The term of a non-qualified stock option will be set by the Compensation Committee but may not exceed ten years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of Common Stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by the Compensation Committee. The 2018 Plan provides that participants terminated for “cause” (as such term is defined in the 2018 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2018 Plan authorizes the Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

Incentive Stock Options.    An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% shareholder) of a share of common stock on the grant date and a term of no more than ten years (or five years with respect to a 10% shareholder). The aggregate fair market value, determined at the time of grant, of our Common Stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2018 Plan provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2018 Plan authorizes the Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.

Stock Appreciation Rights.    A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Common Stock on the exercise date and the base price of the stock appreciation right that is set by the Compensation Committee on the grant date, multiplied by the number of shares of Common Stock subject to the stock appreciation right. The term of a stock appreciation right will be set by the Compensation Committee but may not exceed ten years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by the Compensation Committee. The 2018 Plan provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2018 Plan authorizes the Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock.    A restricted stock award is an award of restricted Common Stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by the Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted Common Stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted Common Stock, including the right to vote such Common Stock, provided, that any cash or stock dividends with respect to the restricted Common Stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted Common Stock to which such dividends relate. Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

Restricted Stock Units.    A restricted stock unit is an unfunded and unsecured obligation to issue Common Stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by the Compensation Committee and will vest and be settled at such times in cash, Common Stock, or other specified property, as determined by the Compensation Committee. Participants have no rights of a shareholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Common Stock is issued or becomes payable to the participant. Except as otherwise provided by the Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Performance Awards.    Performance awards (which may be classified as performance stock, performance units or cash awards) represent the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Compensation Committee is responsible for setting the applicable performance goals. Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, Common Stock or other awards under the 2018 Plan (or some combination thereof). The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, a participant will only be eligible to earn a performance award while the participant is employed or rendering services, and that vesting of performance awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by the Compensation Committee, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Compensation.    Under the 2018 Plan, the Compensation Committee may grant other types of equity-based awards subject to such terms and conditions that the Compensation Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.

Adjustments.    The aggregate number of shares of Common Stock reserved and available for issuance under the 2018 Plan, the individual limitations, the number of shares of Common Stock covered by each outstanding award, and the price per share of Common Stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our Common Stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2018 Plan.

Corporate Events.    In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Common Stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2018 Plan), or a reorganization, dissolution, or liquidation of us, the Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” except as provided in any agreement between the participant and Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the two-year period commencing on the “change in control.”

Transferability.    Awards under the 2018 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by the Compensation Committee.

Amendment.    The Board of Directors or the Compensation Committee may amend the 2018 Plan or outstanding awards at any time. Our shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Common Stock is traded. No amendment to the 2018 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

Termination.    The 2018 Plan will terminate on the day before the tenth anniversary of the date our shareholders approve the 2018 Plan. In addition, our Board of Directors or the Compensation Committee may suspend or terminate the 2018 Plan at any time. Following any such suspension or termination, the 2018 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Clawback; Sub-Plans.    All awards under the 2018 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by the Board of Directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, the Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2018 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by the Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards.    No awards under the 2018 Plan may be repriced without shareholder approval. For purposes of the 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2018 Plan. The 2018 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2018 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights.    With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options.    No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards.    The tax effects related to other stock-based awards under the 2018 Plan are dependent upon the structure of the particular award.

Withholding.    At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and

Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($147,000 in 2022), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 409A.    Certain awards under the 2018 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2018 Plan that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2018 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2018 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.”    As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

2018 Plan Benefits

With respect to the increased number of shares reserved for issuance under the 2018 Plan pursuant to the Plan Amendment, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2018 Plan because the grant of awards and the terms of such awards are at the discretion of the Compensation Committee (or, in the case of award to non-employee directors, the Board of Directors). Accordingly, except to the extent set out in the table below, it is generally not possible to determine the exact types and amounts of any future awards that will be received by eligible participants under the 2018 Plan. Since 2019, our non-employee directors have received annual equity grants under the 2018 Plan in accordance with our director compensation program. The table below sets forth the aggregate amount of annual equity-based awards in restricted stock units that all non-employee directors as a group are expected to receive in the fiscal year ending December 31, 2022 pursuant to our director compensation program as currently in effect, subject to shareholder approval of the Plan Amendment and subject to the re-election of Messrs. Hatch and Tanenbaum.

Name and Position	Dollar Value ($)	Number of Unit (#)(1)
All current non-employee directors who are not executive officers, as a group	350,000	N/A

(1)

The number of the restricted stock units that will be awarded to non-employee directors and director nominees in 2022 cannot be determined at this time since the grant value will be converted to a number of restricted stock units using the closing price of our Common Stock on the grant date.

In accordance with the Commission’s rules, the following table sets forth information with respect to stock options and other awards issued under the 2018 Plan since its inception through March 31, 2022 to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all employees, including all current officers who are not executive officers, as a group. As of March 31, 2022, the closing price of our Common Stock was $8.50 per share.

Name and Position	Number of Shares subject to Options (#)(1)(2)	Number of Shares subject to Stock Awards(2)(3)
Alvin Murstein, Chairman and Chief Executive Officer	103,565	68,430
Andrew M. Murstein, President and Chief Operating Officer	348,749	245,918
Larry D. Hall, Former Senior Vice President and Chief Financial Officer	0	0
Donald S. Poulton, Chief Executive Officer and President of Medallion Bank	95,033	72,311
Alexander S. Travis, President of Medallion Capital, Inc.	26,721	18,462
All current executive officers as a group	688,668	490,801
All current directors who are not executive officers, as a group	59,666	63,306
All current directors of subsidiaries who are not executive officers, as a group	0	1,366
Each nominee for election as a director(4)
Brent O. Hatch	0	683
Allen Tanenbaum	6,333	16,088
Each associate of any of such directors, executive officers or nominees	0	0
Each other person who received or is to receive 5% or more of shares under the 2018 Plan	0	0
All employees, including all current officers who are not executive officers, as a group	335,378	254,469

(1)

Each option was granted at an exercise price equal to the fair market value of our Common Stock on the grant date which was equal to the closing price of the Company’s Common Stock, as reported by NASDAQ, on the date of grant.

(2)	The amounts in the table include stock options and stock awards that may have been exercised, cancelled or forfeited.
(3)	Includes restricted stock awards and restricted stock units.
(4)

Excludes Mr. Andrew Murstein who is disclosed as a named executive officer above. The amounts indicated for Messrs. Hatch and Tanenbaum are also included in the amounts indicated for all current directors who are not executive officers, as a group. In addition, as described above, subject to the re-election of Messrs. Hatch and Tanenbaum pursuant to Proposal No. 1 above, Messrs. Hatch and Tanenbaum are expected to receive an annual equity-based award in restricted stock units in the amount of $50,000 in the fiscal year ending December 31, 2022, pursuant to our director compensation program as currently in effect. The number of the restricted stock units that will be awarded to the director nominees cannot be determined at this time since the grant value will be converted to a number of restricted stock units using the closing price of our Common Stock on the grant date.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 2 TO OUR 2018 EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2021, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	1,111,687	(1)	$6.41	399,987
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	1,111,687	(1)	$6.41	399,987

(1)

This number includes 1,073,021 shares of Common Stock to be issued upon the exercise of outstanding options under the 2018 Equity Incentive Plan, 3,000 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Employee Stock Option Plan, 18,000 shares of Common Stock to be issued upon the exercise of outstanding options under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan and 17,666 shares of Common Stock to be issued upon the exercise of outstanding options under the 2015 Non-Employee Director Stock Option Plan.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors, or the Board, is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2021. The Board of Directors is comprised of nine total members, a majority of whom (six) are independent under NASDAQ listing standards. The Board of Directors held fifteen formal meetings during the year ended December 31, 2021. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which they served. Our directors are encouraged to attend the annual meeting of shareholders. Six of our directors attended last year’s annual meeting.

Board Diversity Matrix as of December 31, 2021

Each of the categories listed in the table below has the meaning as it is used in Nasdaq Marketplace Rule 5605(f). The demographic information presented below is based on voluntary self-identification by each director and director nominee. Additional biographical information on each director nominee is provided on page 12 and on each director is provided starting on page 35.

Total Number of Directors	9
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity:
Directors	7	1	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	7	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did not Disclose Demographic Background	1

Board Leadership Structure

Alvin Murstein serves as both the Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that this leadership structure of Mr. Murstein’s service as both the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our company and our shareholders. Mr. Murstein possesses detailed and in-depth specialized knowledge of the commercial loan and taxicab medallion loan businesses, opportunities and challenges facing our company and is thus best positioned to develop strategies and agendas that ensure that the Board of Director’s time and attention are focused on the most critical matters. His combined role enables greater efficiency regarding management of the Company, provides for decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers.

The Board of Directors believes that our independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board of Director meetings, the independent directors hold regular executive sessions.

The Board of Directors has created the position of Lead Independent Director to, among other things, coordinate the activities of the independent directors and any other non-management directors. The Board believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

The Lead Independent Director’s duties and responsibilities include:

•

working together with the Chairman of the Board, setting the agenda for Board meetings and approving the form and type of materials provided in connection with such meetings, as well as reviewing and concurring in the agendas for each Board committee meeting;

•	approving the schedule for Board and committee meetings;

•	presiding over discussions of the Board when the topic presents a conflict (or potential conflict) for the Chairman of the Board;

•	calling and presiding at executive sessions of the independent directors of the Company;

•	in addition to the Chairman of the Board, calling meetings of the Board;

•	engaging with the independent directors and non- management directors at and between Board and Board committee meetings, including:

•	identifying matters for discussion, including at executive sessions of the independent directors, and

•	regarding the performance and functioning of the full Board, individual director performance and other matters as appropriate;

•	serving as an liaison to the Chairman of the Board, including by:

•	engaging with the Chairman between Board meetings,

•	facilitating communication between the independent directors and the Chairman, and

•	raising to the Chairman views, concerns and issues of the independent directors;

•

participating, with the Chairman of the Nominating and Governance Committee of the Board and such Committee’s other members, in the oversight of the Board’s governance processes, including Board evaluations, succession planning and other governance-related matters;

•	participating, with the Chairman of the Compensation Committee of the Board and such Committee’s other members, in the evaluation of the performance of the chief executive officer of the Company;

•	meeting with management and non-management employees of the Company, as appropriate; and

•	consulting and directly communicating with significant shareholders of the Company and other key constituents, as appropriate.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of our management team, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board’s oversight of the material risks faced by our company occurs at both the full board level and at the committee level.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees report on risk to the full board at regular meetings of the Board. For example, the Audit Committee reviews the adequacy of management information systems, internal accounting and financial controls. The Compensation Committee advises management and the Board of Directors on broad compensation policies to incentivize performance results without increasing risk. The Nominating and Governance Committee establishes, oversees and reviews governance principles and processes. The Investment Oversight Committee reviews the Company’s managed loan portfolio and makes determinations and recommendations concerning such portfolio as necessary or appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as necessary. At each Board meeting, the Board addresses matters of particular importance or concern, including any significant areas of risk that require Board attention.

Our Board recognizes the importance of maintaining the trust and confidence of our customers, service providers and employees. The Audit Committee has the primary responsibility for overall supervision of risk management activities related to data protection and cyber security. As part of this responsibility, the Audit Committee annually reviews the Company’s adequacy of protection of technology, including physical security, patent and trademark program, proprietary information and information security. Additionally, the Nominating and Governance Committee reviews the Company’s governance principles at least annually, monitors the Company’s governance process, and makes recommendations to the Board on governance related matters. The Board values diversity among all of our employees, and the Nominating and Governance Committee carefully considers diversity when considering director nominations, although it has not established a formal diversity policy. The Company’s subsidiary Medallion Bank has its own policies and procedures concerning governance, cybersecurity, and overall risk management, as well its own independent board of directors, which oversees these matters.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for our company. We also believe that our risk structure complements our current board leadership structure, as it allows our independent directors, through our fully independent board committees and otherwise, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Director Independence

As required under the NASDAQ listing standards, the Board of Directors annually determines each director’s independence. Under NASDAQ rules, independent directors must comprise a majority of a company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a company’s audit, compensation, and nominating and governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: John Everets, Cynthia A. Hallenbeck, Brent O. Hatch, Frederick A. Menowitz, Robert M. Meyer, and Allan J. Tanenbaum. In making this determination, the Board found that none of these directors or nominees for director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Investment Oversight Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met twelve times during the year ended December 31, 2021 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2021, (ii) the adequacy of the 2021 financial statement disclosures for the year ended December 31, 2021, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants.

The members of the Audit Committee are Ms. Hallenbeck, Mr. Hatch, Mr. Menowitz, and Mr. Meyer. Mr. Meyer is the Chairman. Mr. Meyer, Ms. Hallenbeck and Mr. Hatch are the audit committee financial experts. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission.

Compensation Committee

The Compensation Committee evaluates and approves the compensation of our directors and executive officers (which is presented to the Board of Directors for ratification) including (i) all incentive compensation or equity-based incentive plans or arrangements established by us for officers and employees, including the grant of stock options and restricted stock to employees, (ii) adoption and amendment of all employee restricted stock, stock option and other employee benefit, plans and arrangements and (iii) the terms of any employment agreements and arrangements with, and any termination of, our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee. The Compensation Committee engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant in 2021.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our named executive officers during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

The members of the Compensation Committee are Mr. Everets, Mr. Menowitz, Mr. Meyer, and Mr. Tanenbaum. Mr. Menowitz is the Chairman. Each member of the Compensation Committee is an “independent director,” as defined under the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met nine times during the year ended December 31, 2021 and made recommendations and certain decisions concerning executive and board compensation, including annual incentives, long-term/stock based compensation and other executive employment matters. The Board of Directors approved all recommendations and ratified all decisions of the Compensation Committee during the year ended December 31, 2021. See “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Ms. Hallenbeck, Mr. Hatch, Mr. Meyer and Mr. Tanenbaum. Mr. Tanenbaum is the Chairman. Each Nominating and Governance Committee member meets the independence requirements of NASDAQ and the Commission. The Nominating and Governance Committee met two times during the year ended December 31, 2021.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers the above factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage third-party consultants or search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2023 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

Such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	The consent of each nominee to serve as our director if so elected.

Investment Oversight Committee

The Investment Oversight Committee meets on an ad hoc basis to (i) review information about our non-core managed loan portfolio, including, but not limited to, loan delinquencies; (ii) make such determinations or recommendations with respect to our non-core managed loan portfolio as well as our role as a servicing agent as it may deem necessary or appropriate; (iii) consider such other matters related to our non-core managed loan portfolio as it deems necessary or appropriate; (iv) approve all taxi medallion loan modifications, subject to guidelines that may be established from time to time by the Investment Oversight Committee and any other required approvals; (v) provide oversight of our strategic efforts, including, but not limited to, the continued review of our assets and potential transactions to enhance stockholder value, in each case subject to the Board of Director’s ultimate oversight of such efforts and approval of any related transaction; and (vi) conduct such other related matters as may be directed by the Board of Directors including reviewing information with respect to our investments other than our core operating business. The members of the Investment Oversight Committee are Mr. Alvin Murstein, Mr. Andrew M. Murstein, Mr. Everets, Ms. Hallenbeck, Mr. Hatch, Mr. Rudnick and Mr. Tanenbaum. Mr. Rudnick is the Chairman. The Investment Oversight Committee met three times during the year ended December 31, 2021.

Code of Ethics

We have adopted a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions.

In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

Cooperation Agreement with KORR

On December 30, 2021, KORR Value notified us of its intent to nominate two candidates for election as directors of the Company at the Annual Meeting. On May 1, 2022, we entered into a cooperation agreement (the “Cooperation Agreement”) with KORR Value and certain affiliates (the “KORR Parties”) pursuant to which KORR Value withdrew its nomination notice and its demands to inspect certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law.

Pursuant to the Cooperation Agreement and effective as of the date thereof, the Board increased the size of the Board by one director and appointed Brent O. Hatch to the Board as a Class II director with a term expiring at the 2022 Annual Meeting to fill the resulting vacancy. The Board further created the position of Lead Independent Director and appointed Mr. Hatch to the newly created position. Pursuant to the Cooperation Agreement, the Board nominated Mr. Hatch to be elected at the 2022 Annual Meeting, recommended in favor of his election, and is soliciting proxies in favor of his election in the same manner as all other nominees of the Board.

Furthermore, the Board has agreed to promptly engage a third-party executive search firm to assist the Board in the identification of an independent director (the “Additional Independent Director”) acceptable to the Board in its sole discretion, who the Board has agreed to appoint within 180 days of the date of the Cooperation Agreement. Frederick A. Menowitz, a Class I director, will retire from the Board at the earlier of the appointment of the Additional Independent Director and 180 days after the date of the Cooperation Agreement. The Board further agreed to appoint Mr. Hatch and the Additional Independent Director to the Investment Oversight Committee effective upon their respective appointment to the Board.

Furthermore, pursuant to the Cooperation Agreement, the Board has authorized a share repurchase program that will permit the continued repurchase of shares of the Company’s common stock for an aggregate purchase price equal to $35 million. The Board has also agreed to consider in good faith authorizing increased quarterly dividends over time.

The Cooperation Agreement further provides, among other things, that:

•

During the term of the Cooperation Agreement, the KORR Parties are subject to customary standstill restrictions relating to, among other things, acquisitions of the Company’s common stock, director nominations, proxy contests, other activist campaigns, unsolicited takeover bids and related matters.

•

During the term of the Cooperation Agreement, the KORR Parties will vote all of their shares of the Company’s common stock at all annual and special meetings (or in any action by written consent) in accordance with the Board’s recommendations, subject to certain exceptions.

•	Each party agrees not to make public or private statements that criticize, disparage, call into disrepute or otherwise defame or slander the other party, subject to certain exceptions.

•	Each party agrees not to initiate any lawsuit against the other party, subject to certain exceptions.

•

The Cooperation Agreement will automatically terminate upon the earliest to occur of (i) 180 days after the date of the Cooperation Agreement if the Company has not appointed the Additional Independent Director by such date; (ii) 30 days before the nomination deadline for the Company’s 2023 Annual Meeting of Stockholders if the Company fails to meet certain share repurchase and dividend milestones set forth in the Cooperation Agreement; (iii) 30 days before the nomination deadline for the Company’s 2025 Annual Meeting of Stockholders if the Company meets certain share repurchase, dividend, or stock price milestones set forth in the Cooperation Agreement; and (iv) 30 days before the nomination deadline for the Company’s 2024 Annual Meeting of Stockholders if the requirements of the foregoing clause (iii) are not fulfilled, subject to certain exceptions.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 2, 2022.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 22, 2022:

Name	Age	Position(s) Held
Independent Directors
John Everets(1)	75	Director
Cynthia A. Hallenbeck(1)	65	Director
Brent O. Hatch(2)	63	Director
Frederick A. Menowitz(3)	85	Director
Robert M. Meyer(3)	76	Director
Allan J. Tanenbaum(2)	75	Director

Non-Independent Directors
Alvin Murstein(1)(4)	87	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(2)(4)	57	President, Chief Operating Officer, and Director
David L. Rudnick(3)(4)	81	Director

Executive Officers Who Are Not Directors
Anthony N. Cutrone	42	Executive Vice President and Chief Financial Officer
Thomas J. Munson	39	Executive Vice President and Chief Credit Officer
Donald S. Poulton	68	Chief Executive Officer and President of Medallion Bank
Marisa T. Silverman	43	Chief Compliance Officer, General Counsel and Secretary
Alexander S. Travis	44	President of Medallion Capital, Inc.

(1)	Indicates a Class III director whose term expires at the 2023 Annual Meeting of Shareholders.
(2)	Indicates a Class II director standing for election at this Annual Meeting of Shareholders.
(3)	Indicates a Class I director whose term expires at the 2024 Annual Meeting of Shareholders.
(4)	Indicates a non-independent director as determined under applicable NASDAQ listing standards.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

John Everets has served as our director since July 2017. Mr. Everets is currently a partner at Arcturus Capital in Boston, Massachusetts. Prior to joining Arcturus, he was lead investor, Chairman of the Board and Chief Executive Officer of the Bank of Maine from 2010 to 2015, where he led the recapitalization of the Bank, helped improve its financial position and eventually joined with Camden National Bank to form the largest bank in northern New England. Before leading the Bank of Maine, Mr. Everets was Chairman of Yorkshire Capital. Prior to that, he was Chairman and CEO of GE HPSC, Inc., from 1993 to 2006, where he grew the company from $100 million in assets to $1 billion before it was acquired by General Electric in 2004. Mr. Everets has served on the Board of Directors of Medallion Bank since September 2019. Mr. Everets previously served as a director of Financial Security Assurance, Advest Group Inc., and Martin Currie Business Trust. Mr. Everets also previously held several executive positions at Advest, Inc. and is a former Trustee of the Boston Athenaeum. Mr. Everets is currently a director of the Eastern Company and is on the Board of Directors of Newman’s Own Foundation where he chairs the Finance Committee. He brings extensive financial and leadership experience at both public and private companies to our Board of Directors.

Cynthia A. Hallenbeck has served as our director since June 2020. Ms. Hallenbeck currently serves on the Clinton Health Access Initiative board of director’s audit committee and the boards of directors for both the Wellspring Foundation and the Diabetes Training Camp Foundation. Ms. Hallenbeck served on both the audit and compensation committees of the Walker & Dunlop, Inc. board of directors, having joined the board in December 2010 and serving as a director through 2019. During her tenure, she chaired the audit committee from the company’s initial public offering through 2015. Ms. Hallenbeck is the chief executive officer of Alercyn, Inc., a private consulting firm that she founded in 2010, where her most significant engagements were as the acting Chief Financial Officer of the Conservation Law Foundation from June 2018 through December 2019 and the Episcopal Diocese of Massachusetts from September 2020 through the present. Prior to this, Ms. Hallenbeck served as to the interim Chief Financial Officer for Facing History and Ourselves from November 2017 until June 2018. Ms. Hallenbeck also served as the Chief Financial Officer of the Environmental Defense Fund, Inc. from 2014 to 2016. Throughout her career, Ms. Hallenbeck has served in varying leadership roles including serving as the Chief Financial Officer of Citigroup, Inc.’s corporate treasury department from 2002 to 2005 and held other significant positions including Chief Operating Officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over 14 years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including Treasurer of its global futures business and Chief Financial Officer of its securities financing group. Ms. Hallenbeck has an M.B.A. with distinction from the Harvard Business School and received her B.A. from Smith College. Ms. Hallenbeck brings over 30 years of substantial financial management experience. Ms. Hallenbeck is an acknowledged veteran of both public and nonprofit executive management teams and a recognized financial expert on the audit committees of several organizations.

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent active real estate investor with over 50 years of experience and a philanthropist. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. He is a Founder of Mount Sinai Medical Center, Miami Beach, Florida and a member of the Board of Directors of the Cystic Fibrosis Foundation. Mr. Menowitz brings legal and business expertise and finance and investment skills to our Board of Directors.

Robert M. Meyer has served as our director since July 2021. Mr. Meyer currently serves as a member of the Board of Directors and the Audit Committee of our subsidiary Medallion Bank and has served in such roles since 2016 and 2019 respectively. He served as Executive Vice President and Chief Commercial Lending Officer at Valley National Bancorp from 1997 until his retirement in 2016, and, following his retirement, Mr. Meyer provided consulting services to Valley National Bank until August 2018. During his 47-year career in banking, Mr. Meyer had previously served as President and Chief Executive Officer of Midland Bancorp/Midland Bank and Trust Company from 1991 to 1997 and President and Chief Executive Officer of Broad Street National Bank and First Jersey National Bank/Central from 1985 to 1988. Mr. Meyer holds a bachelor’s degree and a master’s degree from Montclair State College and an M.B.A. from the University of Miami. Mr. Meyer brings extensive experience in the banking industry and in the lending business as well as over 25 years of experience managing public companies.

Non-Independent Directors Not Standing for Election

Alvin Murstein has served as Chairman of our Board of Directors since our founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding LLC, formerly known as Medallion Funding Corp., since its founding in 1979. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 60 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. He serves as a trustee of the not-for-profit Parker Jewish Institute for Health Care and Rehabilitation. Alvin Murstein is the father of Andrew M. Murstein. Mr. Murstein brings to our Board of Directors over 60 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our company and its business, having served as Chairman of our Board of Directors since our founding in 1995 and our Chief Executive Officer since 1996.

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate and private equity investment and management firm. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association, the nation’s largest savings and loan association at the time of his directorship, and is now part of Citibank, and Chelsea National Bank, which is now Modern Bank. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law. Mr. Rudnick brings investment and executive management skills to our Board of Directors. He also has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

Executive Officers Who Are Not Directors

Anthony N. Cutrone has served as our Executive Vice President and Chief Financial Officer since January 2022. Prior to that he served as our Director of Finance of the Company since May 2021 and previously served as our Assistant Controller and the Manager of Accounting and Financial Reporting from October 2007 through September 2020. From October 2020 through May 2021, Mr. Cutrone served as a Corporate Controller of Triplepoint Capital, LLC. From March 2004 to October 2007, he served as a Manager at Charles A. Barragato & Co., LLP (BDO USA, LLP). Prior to that, he served as an Audit Senior of BDO Seidman, LLP from October 2001 to March 2004. Mr. Cutrone is a certified public accountant, and received a Bachelor of Business Administration in accounting from Hofstra University.

Thomas J. Munson has served as our Executive Vice President and Chief Credit Officer since April 2017. Mr. Munson joined us in October 2012 as Vice President of Medallion Financial Corp. and Senior Vice President of Medallion Funding LLC and had served as Senior Vice President of Medallion Financial Corp. from March 2015 to April 2017. Prior to joining Medallion, Mr. Munson was a Vice President of Valley National Bank (formerly State Bank of Long Island) in their Middle Market/Commercial Lending Group. Mr. Munson received a B.S. in finance with a minor in economics from The University of Scranton and an MBA from Long Island University.

Donald S. Poulton has served as the Chief Executive Officer and President of Medallion Bank since May 2015. Mr. Poulton joined us in August 2002 as the Chief Lending Officer of Medallion Bank. Prior to joining Medallion Bank, Mr. Poulton served as the Chief Lending Officer and Executive Vice President of American Investment Financial. Mr. Poulton has served on the board of the Utah Microenterprise Loan Fund since 2010. Mr. Poulton received a B.S. in finance from the University of Utah.

Marisa T. Silverman has served as our General Counsel and Chief Compliance Officer since March 2015 and as our Secretary since August 2019. Ms. Silverman joined us in November 2004 serving first as Legal Intern and as Assistant General Counsel beginning in September 2005. Ms. Silverman received a B.A. in Political Science from Bard College and a J.D. from St. John’s University School of Law.

Alexander S. Travis joined Medallion Capital, Inc. in 2014 and has served as President since December 2018. Prior to joining Medallion Capital, Inc., Mr. Travis held various positions within private equity, investment banking and institutional asset management. Mr. Travis holds a B.S. in Finance from Iowa State University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis, or CD&A, describes the Company’s executive compensation program for the year ended December 31, 2021. Medallion Financial Corp. is a smaller reporting company and therefore not required to provide a CD&A. However, the Company has provided the information herein with a goal of transparency to investors.

Our compensation program is designed to attract, motivate, reward and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee made 2021 compensation decisions for the following named executive officers, or NEOs:

Name	Position
Alvin Murstein	Chairman and Chief Executive Officer
Andrew M. Murstein	President and Chief Operating Officer
Larry D. Hall	Former Senior Vice President and Chief Financial Officer(1)
Donald S. Poulton	Chief Executive Officer and President of Medallion Bank
Alexander S. Travis	President of Medallion Capital, Inc.

(1)

Larry D. Hall retired from his positions as Senior Vice President and Chief Financial Officer effective December 31, 2021. Anthony N. Cutrone was appointed Executive Vice President and Chief Financial Officer effective January 1, 2022.

Our Business Strategy

We are a finance company with niche markets in consumer, commercial and medallion lending. In recent years, our strategic focus and growth has been through Medallion Bank, which originates consumer loans for the purchase of recreational vehicles, boats and other consumer recreational equipment and to finance home improvements, along with offering loan origination services to fintech strategic partners.

Our business strategy and focus is on growing our consumer lending segments and our commercial lending segment. We have made significant progress in these goals and believe our business transformation will result in our long-term profitability and success, including:

•	Significant organic growth of Medallion Bank, with a focus on our consumer lending segments, and through partnerships with fintech companies in the Company’s strategic partnership program;

•

Executing cost-cutting measures, including reducing employee headcount by more than 30% at the parent company, Medallion Financial Corp., and closing satellite offices in Long Island City, New York, Chicago, Illinois, and Boston, Massachusetts;

•	Exiting non-core investments; and

•	Selling approximately 80% of our investment in Upgrade, Inc. during 2021, resulting in net cash proceeds of $12.5 million, and a gain of $11.3 million.

The Company also reinstated its quarterly dividend in February 2022 for the first time in over five years and resumed its stock repurchase program in March 2022. As of December 31, 2021, the Company had $22.9 million available under the program. As of its most recently reported quarter-end December 31, 2021, the Company has 25,173,386 shares outstanding.

2021 – A Year of Significant Progress

The Company continued its positive momentum in 2021, with record performances in most of the Company’s key metrics throughout the year as the Company grew EPS in each quarter.

Other financial highlights of the Company for the fiscal year ended, December 31, 2021 included:

•	Record net income of $54.1 million, or $2.17 per diluted share, compared to a net loss of $34.8 million, or $1.42 per diluted share, in the prior year);

•	Increased net interest income 15.4% to $127.8 million from $110.8 million in the prior year;

•	Increased net interest margin 9.25%, up from 8.65% in the prior year;

•	Increased loan originations 50.3% to $747.4 million from $497.2 million in the prior year;

•	Sold 80% of its fintech investment in Upgrade, Inc. for a gain of $11.3 million; and

•	Repaid or settled all bank debt, negotiated discounts and recognized a gain on the extinguishment of debt of $4.6 million.

Medallion Bank’s ability to originate consumer loans has been successful, and we expect it will continue to drive meaningful value for the Company and its shareholders. While the Company has faced challenges in the past, our progress has been significant as we seek to create long-term positive shareholder value.

Say on Pay Vote and Shareholder Engagement

As required by Section 14A of the Exchange Act, our shareholders voted on a non-binding advisory resolution regarding the compensation of the NEOs at the 2021 Annual Meeting of Shareholders. We, the Board of Directors and the Compensation Committee pay careful attention to communication received from shareholders regarding executive compensation, including the non-binding advisory vote.

The Company received shareholder support for our non-binding advisory resolution of 69.7% in 2021 at our 2021 Annual Meeting of Shareholders. We value shareholder feedback and encourage shareholders to provide feedback on our executive compensation practices. We will summarize the results of shareholder outreach as part of the process. As part of our overall outreach and go-forward compensation structure review and overall governance, we intend to continue to enhance our annual incentive plan as well as consider implementing performance-based equity grants in 2023.

Compensation Best Practices

The principles of our executive compensation programs are to encourage good governance, protect and promote the interests of our shareholders, align the interests of our executives with those of the Company, promote a culture of integrity and accountability, and enhance shareholder value. Below we summarize our compensation best practices:

•	Stock Ownership Guidelines – We require our executives and directors to own and hold shares in the Company. (See page 46 for a description of our policy.)

•

Compensation Recoupment Policy – We have adopted a compensation recoupment policy requiring the return of incentive compensation in the event of a financial restatement or in the event an executive engages in conduct that is detrimental to the Company. (See page 46 for a description of our policy.)

•	Independent Compensation Advisor – The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant.

•	Performance-Based Compensation – A significant portion of our executive compensation is paid based on performance through annual cash incentives and long-term equity-based compensation.

•

Long-Term Incentive Program – Provides a mix of 50% stock options and 50% time-based restricted stock to increase executives’ alignment with shareholders. Such grants were allocated based on the Compensation Committee’s assessment of the Company’s prior year performance and a holistic consideration of business strategy and progress, as well as individual performance and contribution.

•

Code of Ethical Conduct and Insider Trading Policy, which, among other guidelines, prohibits short sales, investments in derivatives of the Company’s securities and margin purchases and a Code of Ethical Conduct for Senior Financial Officers.

•	No repricing of awards without shareholder approval.

•

Cash dividends and stock dividends, if any, with respect to shares of restricted stock are withheld by the Company for the participant’s account until shares of restricted stock vest, and are subject to forfeiture to the same degree as the shares of restricted stock to which such dividends relate, unless the applicable Restricted Stock Agreement provides otherwise.

Other Changes Anticipated

Going forward, the Company is developing a more formulaic and structured annual incentive program.

EXECUTIVE COMPENSATION PROGRAM AND PAY DECISIONS

The primary objective of our compensation program is to establish compensation levels that enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and equity incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Principal Elements of Pay

Our executive compensation program emphasizes performance-based (i.e., variable) pay that is essential to motivating and rewarding company, business unit and individual performance that supports our business strategy and drives shareholder value. Our policy is to provide total compensation packages that are competitive within our industry and designed to enable us to attract and retain highly qualified and industrious executives. The three primary components of our compensation program are base salary, annual discretionary cash incentives and longer-term equity incentive awards. Each of these elements serves a specific purpose in our compensation strategy.

Element	Form	Purpose/Description
Base Salary	Cash	We pay a competitive base salary rate to attract and retain highly skilled executive talent.

Annual Incentive	Cash	Incentives are variable and designed to motivate and reward specific goals relative to our annual business plans and objectives.

Equity Incentive	Equity (restricted stock and stock options)	Our long-term incentive program provides for a mix of stock options and restricted stock to better reinforce our performance-based approach, align our executives with shareholders and reward for stock price appreciation.

In implementing our compensation policy, we seek to tie compensation to our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on our annual and long-term performance. While peer group and compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the Compensation Committee’s application of judgment and subjective determinations of corporate and individual performance.

BENCHMARKING AND PEER GROUP

The Compensation Committee periodically asks Meridian as its independent compensation consultant to benchmark our executive compensation program and pay levels. In December 2018, Meridian developed a compensation peer group, which was used as a reference for 2019 compensation decisions. Given the global pandemic, the data continued to serve as a reference for 2020 and 2021 compensation program and pay decisions as well.

Due to our unique business model, there are a limited number of direct peers in related industries. The peer companies were selected to reflect our industry and business mix (i.e., consumer finance and specialty finance), size (assets) and business competitors.

The following 18 companies were in the peer group selected and approved by the Compensation Committee in December 2018 and except as otherwise noted, have continued to serve as a reference for market perspective for 2021:

ConnectOne Bancorp, Inc.	McGrath RentCorp
Encore Capital Group, Inc.	On Deck Capital, Inc.(1)
PRA Group, Inc.	Marlin Business Services Corp.(1)
CAI International, Inc.(1)	CURO Group Holdings
Consumer Portfolio Services, Inc.	Regional Management Corp.
Mobile Mini, Inc.(1)	World Acceptance Corporation
Willis Lease Finance Corporation	Elevate Credit, Inc.
Enova International, Inc.	General Finance Corporation(1)
EZCORP, Inc.	Atlanticus Holdings Corporation

(1)	These entities no longer exist as standalone publicly traded companies and therefore are not included going forward.

2021 Total Compensation Components and Pay Decisions

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for serving in their respective roles during the fiscal year. Base salary ranges for NEOs are determined based on each NEO’s position and duties and in consideration of competitive market data.

Salaries are reviewed by the Compensation Committee each year, or in the event of a promotion or other significant change in responsibilities. Any increases consider a review and evaluation of an NEO’s performance, the Company’s performance and market data for similar roles at companies similar in industry and size.

In early 2021, our NEOs, other than Alvin Murstein, Andrew M. Murstein, and Larry D. Hall, received modest increases in base salary. These decisions were made by the Compensation Committee at its February 2021 meeting and ratified by the Board of Directors by unanimous written consent in March 2021 and communicated to each NEO shortly thereafter.

The table below illustrates the percentage increases in NEO base salary from 2020 to 2021.

Name and Principal Position	2020 Salary ($)	2021 Salary ($)	Increase (%)
Alvin Murstein	890,696	890,696	0%
Chairman, Chief Executive Officer and Director

Andrew M. Murstein	1,042,466	1,042,466	0%
President, Chief Operating Officer and Director

Larry D. Hall	346,607	346,607	0%
Former Senior Vice President and Chief Financial Officer

Donald S. Poulton	365,790	376,764	3%
Chief Executive Officer and President of Medallion Bank

Alexander S. Travis	328,250	331,532	1%
President of Medallion Capital, Inc.

Annual Incentive

NEOs are eligible for annual cash incentives, as determined by the Compensation Committee and ratified by the Board of Directors. The purpose of the annual incentives are to compensate NEOs based on their achievements of Company financial and operational goals, as well as division and individual performance objectives. The objectives vary depending on the individual executive, but relate generally to factors such as the Company’s profitability, segment performance and results of operations.

For 2021, the Compensation Committee considered Medallion Financial Corp.’s performance, subsidiary performance, as well as implementation of critical (or key) strategic initiatives and individual performance. The Compensation Committee chose to evaluate performance measures in a holistic manner rather than assign weights to each individual factor, since 2021 was dedicated to executing on strategic initiatives. The Compensation Committee considered the Company’s financial results, including record net income and strategic initiative execution, as discussed in more detail on pages 38-39, as well as individual performance and adjustments for a shortfall in the availability of equity grants when considering the 2021 annual incentive awards.

For 2021, the Company generated net income for shareholders of $54.1 million, an increase of $88.9 million from a $34.8 million loss in 2020, putting the Company in the top 10% of its peers. The Company exited substantially all of its non-core investments in 2021, including its investments in RPAC Racing, LLC in December 2021, as well as selling approximately 80% of its investment in Upgrade, Inc. which resulted in recognizing $11.3 million in gains on such disposition. Medallion Capital, Inc. earned $6.4 million of after-tax income during 2021, inclusive of more than $5 million of equity gains on its investment portfolio, an increase from $1.5 million in 2020. Medallion Bank earned an all-time high net income of $70.0 million, an increase from $2.5 million in 2020, which was driven by the continued success of its consumer recreation and home improvement lending segments. In addition to the above, the Compensation Committee considered the following with respect to the following NEOs:

Alvin Murstein, Chairman and Chief Executive Officer. As an executive in the taxicab industry for over 60 years and Chief Executive Officer of the Company, the Compensation Committee looked to the Company’s overall performance, collections of more than $20 million in cash with respect to its medallion portfolio, while simultaneously reducing its medallion exposure by 38%, to just $40.5 million. Additionally, Medallion prices in the New York metropolitan area (i.e., New York City and Newark) remained stable during 2021, with a number of transfer prices above the Company’s current carrying value of $79,500 for such loans.

Andrew M. Murstein, President and Chief Operating Officer. As the President of the Company, the Compensation Committee considered Mr. Murstein’s well-timed executions of strategic initiatives,

including but not limited to selling a portion of the Company’s investment in a fintech company during 2021 resulting in a gain of $11.3 million, a return of over 900%, as well as an increase of $88.9 million in net income for shareholders from a loss of $34.8 million in 2020 to a profit of $54.1 million in 2021, which resulted in leading the Company to a record year in net income earned. In addition to the considerations above, the Company closed a number of satellite offices and reduced the parent company’s headcount. Additionally, the Compensation Committee considered Mr. Murstein’s strong navigation of the Company through over five years of obstacles for the Company, the latest through the COVID-19 pandemic, with 2021 being the most successful year in the Company’s history.

Larry D. Hall, Former Senior Vice President and Chief Financial Officer. As the Chief Financial Officer of the Company, the Compensation Committee considered overall Company success and execution of strategic initiatives.

Donald S. Poulton, President and Chief Executive Officer of Medallion Bank. The Compensation Committee considered Mr. Poulton’s leadership of Medallion Bank instrumental to the Company’s success, with Medallion Bank’s performance driven by continued and growing demand for consumer lending products.

Alexander S. Travis, President of Medallion Capital, Inc. In addition to the above, the Compensation Committee considered Medallion Capital, Inc.’s return on equity of 16.7% in 2021, and earnings driven by more than $5.0 million of equity gains related to successful exits on its portfolio companies, and more than $1.0 million of income recognized with respect to the Company’s exit from RPAC Racing, LLC. Additionally, Medallion Capital, Inc.’s loan portfolio grew to $73 million, from $68 million in 2020 as a result of $36 million of originations, offset by repayments and exits.

Based on the performance considerations above, the Compensation Committee approved cash bonus payouts as follows:

Name	2021 Cash Bonus
Alvin Murstein	$587,916
Andrew M. Murstein	$2,800,000
Larry D. Hall	$400,000
Donald S. Poulton	$800,000
Alexander S. Travis	$138,000

While historically the annual cash incentives are generally similar in value to long-term incentive compensation, the 2021 annual cash incentives were larger due to a shortage in the amount of shares available for issuance under the 2018 Equity Incentive Plan, which we are proposing to increase at the Annual Meeting (see Proposal No. 4 on page 18).

Going forward, the Compensation Committee is developing a more formulaic and structured annual incentive plan. This approach was developed in consideration of shareholder feedback and to align with market and best practice.

Long-Term Incentive Compensation

Awards under our long-term incentive program are made under the 2018 Equity Incentive Plan, or, as amended, the 2018 Plan, which provides for grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, and other awards. The Compensation Committee is authorized to grant equity incentive awards.

Our long-term incentive program for 2021 consisted of a mix of 50% stock options and 50% time based restricted stock with a goal to reward executives for performance and align their interests with shareholders. The grants of stock options and restricted stock to NEOs in early 2021 were allocated based on the Compensation Committee’s assessment of the Company’s prior year (i.e., 2020) performance, subsidiary prior year performance, as well as each individual’s role, performance and contribution. Due to the ongoing COVID-19 pandemic and its continued effect in the New York metro area and specifically with our taxi medallion business, the Compensation Committee chose to evaluate performance measures in a holistic manner rather than assign weights to each individual factor. When considering the 2021 long-term incentive awards, the Compensation Committee considered the Company’s business strategy and progress through the COVID-19 pandemic in 2020, including, among other factors:

•

Significant success transitioning away from taxi medallion lending, a business challenged by competition of ride share companies, to focus on the Company’s consumer finance portfolio and commercial lending segment;

•

despite the unprecedented challenges, Medallion Bank recording $14.3 million of net income in the 2020 fourth quarter, and $48 million in 2020 net income from its recreation and home improvement lending segments, among other financial successes; and

•	Medallion Bank entered into its first fintech strategic partnership and began originating loans.

The 2021 equity grants, approved by the Compensation Committee and ratified by the Board of Directors, were made in March 2021 and vest in four equal annual installments over four years. Details are provided in the 2021 Grants of Plan-Based Awards and Outstanding Equity Awards at 2021 Fiscal Year-End on pages 50 and 52. The Company intends on moving to a forward-looking performance based equity program for equity grants made in 2023.

Benefits

The Company provides limited benefits and perquisites to NEOs. NEOs participate in the same benefits as employees, including the 401(k) Investment Plan.

Employee Benefits: NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees.

401(k) Plan: Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of thirty (30) days of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code (the “Code”). Employee contributions are invested in various mutual funds, according to the direction of the employee. Once eligible full-time employees have completed a minimum of one (1) year of service and part-time employees have worked at least 1,000 hours, we match employee annual contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s annual contributions, subject to legal limits.

Perquisites: We provide NEOs with perquisites that we and the Compensation Committee believe are reasonable and consistent with market practice to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs are provided with a monthly car allowance, which allows such NEOs to visit clients. In addition, in 2021 we provided Messrs. Alvin Murstein and Andrew M. Murstein each with a country club membership, social club memberships, incidental costs related to their automobiles such as parking and car insurance, and pay for their pro-rated use of our Company drivers, as well as long-term care insurance for Mr. Alvin Murstein; provided that effective April 30, 2021, (i) NEOs no longer had personal use of a Company driver, unless a pro rata share of the cost for such personal use is reimbursed to the Company, and (ii) the Company did not reimburse any NEO for any club memberships, except that Alvin Murstein will be reimbursed for one country club membership as set forth in his employment agreement. We believe that the perquisites provided for Messrs. Murstein reflect their roles and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2021 are included in the column titled “All Other Compensation” of the Summary Compensation Table on page 49.

Employment Agreements: We enter into new employment agreements with NEOs only when necessary or appropriate to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the Compensation Committee; and (b) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority.

Our Compensation Committee authorized the various change in control and severance provisions under our NEO employment agreements in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of our NEOs prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and an NEO should be involved in deliberations or negotiations in connection with the possible change in control, such NEO would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” on page 53.

ROLES OF THE COMPENSATION COMMITTEE, MANAGEMENT AND CONSULTANTS

Role of Compensation Committee

The Compensation Committee of the Board of Directors is responsible for evaluating and determining the compensation of our NEOs and our directors. This includes oversight of the executive compensation program for the CEO and other executive officers, including base salary, annual bonus, equity compensation and other benefits and perquisites. The Compensation Committee is comprised solely of independent directors and regularly meets in executive sessions without management. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal and external legal and compensation consultants.

Role of Management

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include the following:

•	Recommending pay levels and equity grants and incentive awards for our other officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Compensation Committee, including but not limited to, information concerning (1) Company and individual performance, (2) the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her stock option and restricted stock holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our NEOs may attend the meetings of the Compensation Committee, at its request, but do not participate in meetings where their compensation is deliberated or approved.

Role of Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters. For 2021, the Compensation Committee engaged Meridian to serve as independent advisor to the Committee. During 2021, Meridian provided advice and counsel to the Compensation Committee related to the equity share request, emerging trends, executive pay decisions and other matters related to executive compensation. Meridian reported directly to the Compensation Committee and attended meetings, including executive session, at the request of the Compensation Committee Chair. The Compensation Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to the Commission’s standards and provides no other services to the Company other than compensation consulting.

POLICIES AND PRACTICES

Stock Ownership Guidelines

The Company’s Stock Ownership Guidelines seek to align the long-term financial interests of our executive officers and Board of Directors with the interests of our shareholders, promote our commitment to sound corporate governance and demonstrate our executive officers and directors commitment to the Company. Our Stock Ownership Guidelines apply to all executive officers and non-employee directors. An executive officer’s or director’s stock ownership guidelines is determined as a multiple of such individual’s annual base salary or cash retainer as follows:

Position	Value of Shares
Tier 1 Executives(1)	5x Annual Base Salary
Tier 2 Executives(2)	2x Annual Base Salary
Tier 3 Executives(3)	1x Annual Base Salary
Non-Employee Directors	3x Annual Cash Retainer

(1)	Tier 1 Executives includes the Chief Executive Officer and President of the Company.
(2)	Tier 2 Executives includes the Chief Financial Officer of the Company and the division head executive officers.
(3)	Tier 3 Executives includes the executive officers designated by the Board of Directors of the Company.

Shares that count towards the satisfaction of the Company’s Stock Ownership Guidelines include shares owned outright by an executive officer or director, or jointly with, or separately by, the individual’s immediate family members residing in the same household, time-based vesting restricted shares or restricted stock units whether or not vested, and vested but unexercised in-the-money stock options. Fifty percent of the net shares (shares received after tax withholding and any shares retained to satisfy transaction costs) of Company stock received as an equity award from the Company must be held until an executive officer or director has complied with the Company’s Stock Ownership Guidelines.

Compensation Recoupment (Clawback) Policy

The Company’s Compensation Recoupment Policy seeks to promote a culture of risk mitigation, integrity and accountability. The Compensation Recoupment Policy provides recoupment or clawback of cash and equity incentive compensation in the event of a financial restatement or the employee’s detrimental conduct.

The Compensation Committee administers the Compensation Recoupment Policy and has the authority to interpret and implement the terms of such policy, exercise (or determine not to exercise) the powers granted to it thereunder, and make determinations under the policy.

No Repricing of Awards

Awards under the 2018 Plan may not be repriced without shareholder approval. For purposes of the 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Impact of Tax Treatment

While our general policy is to maximize the deductibility of compensation, it does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

Hedging Policy

The Company’s Code of Ethical Conduct and Insider Trading Policy prohibits any officers or directors of the Company or its subsidiaries, its other employees, consultants, contractors and investment advisors, as well as members of such persons’ immediate families and personal households (“Covered Persons”) from engaging in short sales of the Company’s securities and margin purchases. Covered Persons are also prohibited from investing in Company-based derivative securities, which includes (without limitation) trading in Company-based put or call option contracts, trading in straddles and the like, but does not include holding and exercising stock options or other derivative securities granted under the Company’s stock incentive plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Frederick A. Menowitz, Chairman

John Everets

Robert M. Meyer

Allan J. Tanenbaum

Summary Compensation Table

The following table sets forth certain compensation paid, awarded or earned by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)(1)		Stock Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Alvin Murstein	2021	890,696	587,916		110,236		110,236		132,513	(3)	1,831,597
Chairman, Chief Executive Officer and Director	2020	890,696	195,972		122,484		122,494		139,199		1,470,845
	2019	890,696	244,965		105,000		105,000		167,640		1,513,301

Andrew M. Murstein	2021	1,042,466	2,800,000		401,398		401,405		90,336	(4)	4,735,605
President, Chief Operating Officer and Director	2020	1,042,466	1,070,400		445,997		446,044		132,212		3,137,119
	2019	1,042,466	1,338,000		297,000		297,000		153,833		3,128,299

Larry D. Hall	2021	346,607	400,000		97,070	(5)	97,069	(6)	19,664	(7)	960,410
Former Senior Vice President and Chief Financial Officer	2020	346,607	194,140		97,067		97,080		19,799		754,693
	2019	336,512	194,140		80,000		80,000		27,799		718,451

Donald S. Poulton	2021	376,764	800,000		137,498		137,500		17,799	(8)	1,469,561
Chief Executive Officer and President of Medallion Bank	2020	365,790	352,500	(9)	112,498		112,510		18,699		961,997
	2019	355,137	225,000		65,000		65,000		17,599		727,736

Alexander S. Travis	2021	331,532	138,000		31,248		31,250		17,635	(10)	549,665
President of Medallion Capital, Inc.	2020	328,250	46,875		31,249		31,252		17,699		455,325
	2019	325,000	62,500		25,000		25,000		17,296		454,796

(1)

This amount is the aggregate grant date fair value of restricted stock awards with respect to the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019 computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for all assumptions made in the valuation.

(2)

This amount is the aggregate grant date fair value of stock option awards with respect to the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019 computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for all assumptions made in the valuation.

(3)

All other compensation for Alvin Murstein for the fiscal year ended December 31, 2021 includes $46,562 for a country club membership, $32,932 for a car lease, and our aggregate incremental costs attributable to his pro-rated use of a Company driver through April 30, 2021, a garage, car insurance, car maintenance, two social club memberships through April 30, 2021, long-term care insurance premiums paid by us for the benefit of Mr. Murstein and his spouse, and amounts received pursuant to the matching program under our 401(k) Investment Plan. This driver was placed on furlough on May 11, 2020 and returned from furlough on August 3, 2020. Effective April 30, 2021, Mr. Murstein no longer had personal use of a Company driver, unless a pro rata share of the cost for such personal use was reimbursed to the Company and Mr. Murstein was only reimbursed for one country club membership as set forth in his employment agreement.

(4)

All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2020 includes $29,379 for his pro-rated use of a Company driver, of which $20,800 is attributable to a severance payment to such Company driver upon his termination effective April 30, 2021, and our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance, one social club membership through April 30, 2021 and amounts received pursuant to the matching program under our 401(k) Investment Plan. This driver was placed on furlough on May 11, 2020, returned from furlough on October 5, 2020, placed on furlough again on March 8, 2021 and terminated effective April 30, 2021.

Effective April 30, 2021, Mr. Murstein no longer had personal use of a Company driver, unless a pro rata share of the cost for such personal use was reimbursed to the Company and Mr. Murstein was no longer reimbursed for any club memberships.

(5)

These shares of restricted stock awards vested in full on December 27, 2021 in connection with Mr. Hall’s retirement from his positions as Senior Vice President and Chief Financial Officer effective December 31, 2021, as approved by the Company’s Compensation Committee on December 21, 2021.

(6)

These stock option awards were forfeited for no consideration upon the December 31, 2021 effective date of Mr. Hall’s retirement from his positions as Senior Vice President and Chief Financial Officer.

(7)

All other annual compensation for Mr. Hall for the fiscal year ended December 31, 2021 includes amounts received as an annual commuting allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(8)

All other annual compensation for Mr. Poulton for the fiscal year ended December 31, 2021 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(9)	Includes a $50,000 one-time discretionary performance bonus paid in November 2020.
(10)

All other annual compensation for Mr. Travis for the fiscal year ended December 31, 2021 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

2021 Grants of Plan-Based Awards

Name	Grant Date	Stock Awards: Number of Shares (#)		Stock Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Alvin Murstein	03/04/2021	16,235					110,236
	03/04/2021			31,505		6.79	110,236

Andrew M. Murstein	03/04/2021	59,116					401,398
	03/04/2021			114,720		6.79	401,405

Larry D. Hall	03/04/2021	14,296	(2)				97,070
	03/04/2021			27,742	(3)	6.79	97,069

Donald S. Poulton	03/04/2021	20,250					137,498
	03/04/2021			39,297		6.79	137,500

Alexander S. Travis	03/04/2021	4,602					31,248
	03/04/2021			8,931		6.79	31,250

(1)

This amount is the grant date fair value of the restricted stock awards or stock option awards computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for all assumptions made in the valuation.

(2)

These shares of restricted stock awards vested in full on December 27, 2021 in connection with Mr. Hall’s retirement from his positions as Senior Vice President and Chief Financial Officer effective December 31, 2021, as approved by the Company’s Compensation Committee on December 21, 2021.

(3)

These stock option awards were forfeited for no consideration upon the December 31, 2021 effective date of Mr. Hall’s retirement from his positions as Senior Vice President and Chief Financial Officer.

Narrative Discussion for Summary Compensation Table and 2021 Grants of Plan-Based Awards Table

Employment Agreements

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with the Company, which were subsequently amended and restated in May 1998 and were further amended in April 2017 and December 2017. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party provides notice to the other party of its intention not to extend the term beyond the then current five-year term. The agreements provide that Messrs. Murstein’s annual base salary shall be reviewed at least annually and may be increased, but not decreased, by the Compensation Committee from the then-current salary. The agreements also subject Messrs. Murstein to non-competition and non-solicitation obligations during their employment and for one year thereafter. The agreements provide for a severance payment in the event that we terminate their employment without cause (as defined in the agreements) or if they terminate their employment for good reason (as defined in the agreements). The severance payment is equal to the average of their salary, bonus and value of fringe benefits for the prior three fiscal years multiplied by the number of full and partial years remaining in the term of employment at the time of termination, plus any other damages including legal fees and/or acceleration of vesting of any unvested options. The agreements provide that if payments made to Messrs. Murstein are subject to an excise tax as excess parachute payments by the Code, we will gross up the compensation to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made.

In March 2017, Larry D. Hall, our Chief Financial Officer, entered into a letter agreement with us, which had no termination date. Mr. Hall retired from his positions as Senior Vice President and Chief Financial Officer effective December 31, 2021. Under the terms of his employment agreement, Mr. Hall was entitled to a severance payment equivalent to his total compensation, which included base salary, cash bonus and the cost of benefits and perquisites, for the prior fiscal year if we terminated his employment without cause (as defined in the agreement) or upon a change in control (as defined in the agreement) if he was not offered an equivalent position (in respect of pay or responsibilities) in connection therewith.

Donald S. Poulton, the President and Chief Executive Officer of Medallion Bank, entered into an agreement with the Company and Medallion Bank, which became effective on January 1, 2016. The agreement provides for a two-year term and automatically renews each year for a new two-year term unless either party terminates the agreement. Under the agreement, Mr. Poulton is entitled to an annual base salary of $325,000 with annual increases at a rate of no less than 3% of his then existing base salary. Mr. Poulton is also eligible to receive a discretionary bonus, provided, however, that if the return on equity, or ROE, and return on assets, or ROA, for Medallion Bank’s consumer lending products are similar to the ROE and ROA for such lines as the average for the 2014 and 2015 fiscal years, Mr. Poulton will receive a minimum bonus of $225,000. The agreement provides for a severance payment if Mr. Poulton’s employment is terminated by the Company without cause (as defined in the agreement) or on account of disability or by Mr. Poulton for good reason (as defined in the agreement) or, upon a change in control (as defined in the agreement), if the agreement is not assumed by the successor corporation or Mr. Poulton is not offered employment on similar terms; upon such termination other than a termination on account of disability, all unvested stock options or restricted shares of Mr. Poulton will become immediately vested and any forfeiture restrictions will lapse. Upon a change in control where the agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms, Mr. Poulton is entitled to receive a lump sum payment representing his base salary for the prior nine months. The agreement also includes non-competition and non-solicitation obligations during his employment and for 24 months thereafter, except such obligations do not apply following a termination of Mr. Poulton’s employment by the Company without cause or by Mr. Poulton for good reason, non-extension of the term by the Company or, for certain non-competition obligations, a termination on account of disability.

There is currently no employment agreement between Alexander S. Travis and the Company.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Option Awards						Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Alvin Murstein	—		31,505	(2)	6.79	3/4/2031	16,235	(3)	94,163
	9,290		27,871	(4)	6.68	2/17/2030	13,752	(5)	79,762
	17,450		17,449	(6)	6.55	3/21/2029	8,015	(7)	46,487

Andrew M. Murstein	—		114,720	(2)	6.79	3/4/2031	59,116	(3)	342,872
	33,829		101,487	(4)	6.68	2/17/2030	50,074	(5)	290,429
	49,356		49,357	(6)	6.55	3/21/2029	22,672	(7)	131,498

Larry D. Hall	—		27,742	(9)	6.79	3/4/2031	—		—
	7,363	(8)	22,088	(9)	6.68	2/17/2030	—		—
	13,294	(8)	13,295	(9)	6.55	3/21/2029	—		—

Donald S. Poulton	—		39,297	(2)	6.79	3/4/2031	20,250	(3)	117,450
	8,533		25,599	(4)	6.68	2/17/2030	12,631	(5)	73,260
	10,802		10,802	(6)	6.55	3/21/2029	4,962	(7)	28,780

Alexander S. Travis	—		8,931	(2)	6.79	3/4/2031	4,602	(3)	26,692
	2,370		7,111	(4)	6.68	2/17/2030	3,508	(5)	20,346
	4,154		4,155	(6)	6.55	3/21/2029	1,909	(7)	11,072

(1)	The market value of shares of stock that have not vested was calculated by using the closing price of the Company’s Common Stock on December 31, 2021, which was $5.80.
(2)	One fourth of these stock option awards vested on March 4, 2022, one fourth will vest on March 4, 2023, one fourth will vest on March 4, 2024, and the remaining one fourth will vest on March 4, 2025.
(3)

One fourth of these shares of restricted stock awards vested on March 4, 2022, one fourth will vest on March 4, 2023, one fourth will vest on March 4, 2024, and the remaining one fourth will vest on March 4, 2025.

(4)	One third of these stock option awards vested on February 17, 2022, one third will vest on February 17, 2023, and the remaining one third will vest on February 17, 2024.
(5)	One third of these shares of restricted stock awards vested on February 17, 2022, one third will vest on February 17, 2023, and the remaining one third will vest on February 17, 2024.
(6)	One half of these stock option awards vested on February 14, 2022 and the remaining one half will vest on February 14, 2023.
(7)	One half of these shares of restricted stock vested on February 14, 2022 and the remaining one half will vest on February 14, 2023.
(8)

These stock options were forfeited for no consideration on March 31, 2022 in accordance with the 2018 Plan, i.e. ninety (90) days after the December 31, 2021 effective date of Mr. Hall’s retirement from his positions as Senior Vice President and Chief Financial Officer.

(9)

These stock option awards were forfeited for no consideration upon the December 31, 2021 effective date of Mr. Hall’s retirement from his positions as Senior Vice President and Chief Financial Officer.

2021 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock options exercised and stock vested during the last fiscal year for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alvin Murstein	—	—	16,185	113,496
Andrew M. Murstein	—	—	28,028	194,474
Larry D. Hall	—	—	43,681	231,547
Donald S. Poulton	—	—	10,487	73,741
Alexander S. Travis	—	—	2,124	14,664

(1)

The value realized for vested restricted stock awards was determined by multiplying the market value of the shares (using the closing price of the Company’s Common Stock on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2021.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the NEOs following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2021.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination without Cause or for Good Reason or due to Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)
Alvin Murstein
Severance	5,997,188	(1)	—		—		5,997,188	(1)	—
Other Benefits	—	(1)	—		—		—	(1)	—

Andrew M. Murstein
Severance	12,611,818	(2)	—		—		12,611,818	(2)	—
Other Benefits	—	(2)	—		—		—	(2)	—

Larry D. Hall
Severance	782,464	(3)	—		—		782,464	(3)	—
Other Benefits	—		—				—		—

Donald S. Poulton
Severance	470,955	(4)	470,955	(4)	188,382	(5)	470,955	(4)	282,573	(6)
Other Benefits	236,866	(7)	236,866	(7)	8,688	(8)	236,866	(7)	—

Alexander S. Travis
Severance	—		—		—		—		—
Other Benefits	—		—		—		—		—

(1)

Alvin Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 29, 2026 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2021, 2020 and 2019. The value of Mr. Murstein’s fringe benefits includes $109,065 for a car lease, $196,254 for a country club membership, $76,021 for health insurance, $67,277 for long-term care insurance premiums paid by us for the benefit of Mr. Murstein and his spouse, our aggregate incremental costs attributable to a garage, car insurance, car maintenance, basic term life insurance, basic accidental death and dismemberment insurance, short term disability insurance, long term disability insurance and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2021, Mr. Murstein has 31,505 unvested stock options with an exercise price of $6.79 per share, 27,871 unvested stock options with an exercise price of $6.68 per share and 17,449 unvested stock options with an exercise price of $6.55 per share. The value associated with vesting of stock options that have not vested as of December 31, 2021 is calculated by using the closing price of the Company’s Common Stock on December 31, 2021, which was $5.80 and therefore no value is included as the exercise prices of such stock options exceed the closing price.

(2)

Andrew M. Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 29, 2026 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2021, 2020 and 2019. The value of Mr. Murstein’s fringe benefits includes $98,196 for a car lease, $67,928 for a garage, $97,207 for health insurance, our aggregate incremental costs attributable to car maintenance, car insurance, basic term life insurance, basic accidental death and dismemberment insurance, short term disability insurance, long term disability insurance, and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2021, Mr. Murstein has 114,720 unvested stock options with an exercise price of $6.79, 101,487 unvested stock options with an exercise price of $6.68 per share and 49,357 unvested stock options with an exercise price of $6.55 per share. The value associated with vesting of stock options that have not vested as of December 31, 2021 is calculated by using the closing price of the Company’s Common Stock on December 31, 2021, which was $5.80 and therefore no value is included as the exercise prices of such stock options exceed the closing price.

(3)

Larry D. Hall would have been entitled to an amount in a lump sum equal to his total compensation for the prior fiscal year. The severance amount in the table was calculated based on his salary and bonus for the fiscal year ended December 31, 2021, and value of his fringe benefits as of December 31, 2021. The value of Mr. Hall’s fringe benefits includes amounts received as an annual commuting allowance, aggregate incremental costs attributable to health insurance, basic term life insurance, basic accidental death and dismemberment insurance, short term disability insurance, long term disability insurance and amounts received pursuant to the matching program under our 401(k) Investment Plan. Mr. Hall was not paid severance in connection with his retirement effective December 31, 2021.

(4)

Donald S. Poulton would be entitled to an amount in a lump sum equal to his salary for the balance of his current employment period, which expires on December 31, 2022, and two weeks’ base salary for each year employed, up to three months, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2021.

(5)

Donald S. Poulton would be entitled to continuation of his base salary for six months following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2021.

(6)

Donald S. Poulton would be entitled to an amount in a lump sum equal to nine months’ salary upon the occurrence of a change in control (as defined in Mr. Poulton’s employment agreement) if Mr. Poulton’s employment agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms to the terms of Mr. Poulton’s employment agreement. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2021.

(7)

Donald S. Poulton would be entitled to receive his health benefits for the balance of his current employment term, all stock options previously granted would become immediately vested and exercisable, and not subject to any clawback, and all restricted stock previously granted would become immediately vested and not subject to forfeiture or clawback. As of December 31, 2021, Mr. Poulton has 39,297 unvested stock options with an exercise price of $6.79 per share, 25,599 unvested stock options with an exercise price of $6.68 per share, 10,802 unvested stock options with an exercise price of $6.55 per share and 37,843 unvested shares of restricted stock. The value associated with vesting of restricted stock previously granted that have not vested as of December 31, 2021 is $219,489, calculated by using the closing price of the Company’s Common Stock on December 31, 2021, which was $5.80. The value associated with vesting of stock options that have not vested as of December 31, 2021 is calculated by using the closing price of the Company’s Common Stock on December 31, 2021, which was $5.80 and therefore no value is included as the exercise prices of such stock options exceed the closing price.

(8)	Donald S. Poulton would be entitled to receive his health benefits for the six months following a termination on account of disability.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Alvin Murstein, our Chief Executive Officer, or the CEO, and the annual total compensation of our employees. We believe the pay ratio is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year, the median of the annual total compensation of all of our employees, excluding the CEO, was $104,035. The annual total compensation of the CEO, as reported in the Summary Compensation Table included in this proxy statement, was $1,831,597. Based on this information, for 2021, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all of our employees was 18 to 1.

We determined that, as of December 31, 2021, our employee population, excluding the CEO, consisted of approximately 136 individuals. The employee workforce consists of full-time, part-time, seasonal and temporary employees. For purposes of measuring the compensation of the employees, we selected total taxable earnings reported on each employee’s W-2 for the year ended December 31, 2021 as the most appropriate measure of compensation, which was consistently applied to all the employees included in the calculation. With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above.

Compensation Risk Assessment

We conducted a risk review of our compensation programs and concluded they do not promote excessive risk taking. Our total compensation program is designed to support a strong risk management culture and incorporates risk mitigating strategies that include balance of performance metrics that focus on both short and long-term performance and discretion that allows the Compensation Committee to consider broader performance. We also implemented a new recoupment policy to provide the ability to recover compensation in the event of a financial restatement or the employee’s detrimental conduct.

DIRECTOR COMPENSATION

Effective July 26, 2021, the Company updated its director compensation program for non-employee members of our Board of Directors to increase the Board Member Base and value of the annual restricted stock unit grant. Effective as of July 26, 2021, non-employee directors are paid the amounts set forth in the below table for each year of service, paid in quarterly installments. Additionally, non-employee directors are reimbursed for expenses relating to their services and granted $50,000 worth of restricted stock units for each year of service under the 2018 Plan.

Role	Director Compensation
Board Member (Base)	$100,000

Committee Chairs (Additional)
Audit Committee	$15,000
Compensation Committee	$12,000
Nominating and Governance Committee	$9,000
Investment Oversight Committee	$38,000

Committee Member (Additional)
Audit Committee	$7,500
Compensation Committee	$6,000
Nominating and Governance Committee	$5,000
Investment Oversight Committee	$18,000

Prior to July 26, 2021, non-employee members of our Board of Directors were paid a base of $75,000 for each year they served, payable in quarterly installments and were granted $25,000 worth of restricted stock units for each year of service under the 2018 Plan. All other additional fees were as set forth in the table above for each year of service, paid in quarterly installments, and were reimbursed for expenses relating to their services.

Employee directors do not receive any additional compensation for their service on the Board of Directors. Our employee directors are eligible to participate in our 401(k) Investment Plan and the 2018 Plan. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors are eligible to participate in the 2018 Plan. The Company has the ability to grant various types of awards to non-employee directors, including without limitation, stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards or awards that may be settled in or based upon our Common Stock. Under the 2018 Plan, although we do not currently have mandatory annual grants to non-employee directors, each non-employee director will be granted $50,000 worth of restricted stock units for each year of service, as described above.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Independent Directors
John Everets	121,500	25,005	—	146,505
Cynthia A. Hallenbeck	109,500	25,005	—	134,505
Frederick A. Menowitz	106,500	25,005	—	131,505
Robert M. Meyer	63,000	—	—	63,000
Allan J. Tanenbaum	127,250	25,005	—	152,255

Non-Independent Director
David L. Rudnick	125,500	25,005	—	150,505

(1)

This amount is the aggregate grant date fair value of restricted stock units with respect to the fiscal year ended December 31, 2021 computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for all assumptions made in the valuation.

(2)	The following table sets forth each non-employee director’s outstanding restricted stock units and option awards at fiscal year-end.

Name	Outstanding Restricted Stock Units (#)	Outstanding Option Awards (#)
Independent Directors
John Everets	15,939	11,333
Cynthia A. Hallenbeck	10,731	0
Frederick A. Menowitz	2,819	21,000
Robert M. Meyer	677	0
Allan J. Tanenbaum	15,939	6,333

Non-Independent Director
David L. Rudnick	15,939	21,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Everets, Menowitz, Meyer and Tanenbaum.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2021. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Jeffrey Rudnick, the son of our director, David Rudnick, was an officer of LAX Group, LLC, or LAX, one of our previous equity investments. During the period from January 1, 2021 through March 1, 2021, Mr. Rudnick received a salary from LAX of $133,166 and Mr. Rudnick provided consulting services to us directly for a monthly retainer of $4,200. Effective March 1, 2021, Mr. Rudnick has served as our Senior Vice President at a salary of $195,000 per year, which was increased to $239,000 effective January 1, 2022, and no longer provided consulting services to us. Mr. Rudnick also received a cash bonus of $75,000 and an equity bonus in the amount of $45,012 during the 2022 first quarter.

Applicable banking regulations place certain restrictions on the transactions that Medallion Bank may conduct with its affiliates. Applicable Small Business Administration, or SBA, regulations require that our Small Business Investment Company, or SBIC, subsidiaries cannot enter into certain transactions without the SBA’s prior written approval and that Freshstart and Medallion Capital cannot dispose of assets to an affiliate without the SBA’s prior written approval. The SBA has also required that Medallion Capital obtain the SBA’s prior written approval for purchases of portfolio securities from an affiliated entity. In addition, as a condition to exemptive relief that we received from the Commission in May 1996, we and our SBIC subsidiaries are required to obtain the SBA’s prior written approval for purchases and sales of portfolio securities between each other and for us to acquire the securities of our SBIC subsidiaries.

As described above, on May 1, 2022, we entered into the Cooperation Agreement with the KORR Parties. As part of the Cooperation Agreement, we agreed to reimburse the KORR Parties for their reasonable, documented out-of-pocket fees and expenses incurred in connection with the subject matter of the Cooperation Agreement up to an amount of $500,000 in the aggregate. For additional information regarding the provisions of the Cooperation Agreement, see “Corporate Governance – Cooperation Agreement with KORR.”

Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2021 with the Commission on March 14, 2022. Shareholders may obtain a copy of this report, without charge, by calling us at 1-877-MEDALLION or writing to Marisa T. Silverman, Chief Compliance Officer, General Counsel and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, including shareholder nominations for candidates for election as directors, the written proposal must be received by us no later than December 31, 2022. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 16, 2023.

By Order of the Board of Directors,

MARISA T. SILVERMAN,

Secretary

May 2, 2022

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Annex A

AMENDMENT NO. 2

TO

MEDALLION FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

This Amendment (“Amendment”) to the Medallion Financial Corp. 2018 Equity Incentive Plan (as amended, the “Plan”) of Medallion Financial Corp., a Delaware corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of April 26, 2022, subject to approval by the Company’s stockholders.

WHEREAS, the Company maintains the Plan;

WHEREAS, Section 18(a) of the Plan provides that the Board may amend the Plan at any time and from time to time;

WHEREAS, the Board and the Compensation Committee of the Board have determined that it is in the best interests of the Company to amend the Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Plan by 3,500,000 shares;

WHEREAS, Section 18(c) of the Plan provides that no amendment to the Plan may be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of the national securities exchange on which the Company’s stock is listed; and

WHEREAS, Nasdaq Marketplace Rule 5635(c) requires stockholder approval of a material amendment to the Plan, including any material increase in the number of shares to be issued thereunder.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Plan is hereby amended as follows:

1. Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Plan.

2. Amendment to the Plan. The first sentence of Section 4(a) of the Plan is amended in its entirety to read as follows:

“Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 5,710,968.”

3. Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

*                 *                 *

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

MEDALLION FINANCIAL CORP.

June 14, 2022

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and 2021 Annual Report to shareholders are available at:
www.okapivote.com/MFIN

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330303000000000000 7 061422

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Andrew M. Murstein
○ Brent O. Hatch
○ Allan J. Tanenbaum

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Mazars USA LLP as Medallion Financial Corp.'s independent registered public accounting firm for the year ending December 31, 2022	☐	☐	☐
3. Proposal to approve a non-binding advisory resolution to approve the 2021 compensation of Medallion Financial Corp.'s named executive officers, as described in the proxy statement	☐	☐	☐
4. Proposal to approve an amendment to our 2018 Equity Incentive Plan, to increase the number of shares of Common Stock authorized for issuance thereunder as described in the proxy statement	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MEDALLION FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS—JUNE 14, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alvin Murstein and Marisa Silverman, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 22, 2022, the record date, at the annual meeting of shareholders to be held via live webcast on the 14th day of June 2022, at 10:30 a.m., Eastern Time, or any adjournment thereof at www.cesonlineservices.com/mfin22_vm.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. **THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.**

IMPORTANT—PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

1.1 14475